Exhibit 99.1

                           FEE ADJUSTMENT AGREEMENT

                    This FEE ADJUSTMENT AGREEMENT ("Adjustment
          Agreement") dated as of May 20, 1996 by and between SoftKey International Inc., a Delaware corporation ("SoftKey"), and Bear, Stearns & Co. Inc., a Delaware corporation ("Bear Stearns").

                    WHEREAS, pursuant to a letter agreement, dated October 29, 1995, between SoftKey and Bear Stearns (the "Learning Company Agreement"), SoftKey engaged Bear Stearns to provide investment banking advice and finan-cial advisory services to SoftKey in connection with SoftKey's acquisition of The Learning Company, a Delaware corporation, and, as compensation therefor, SoftKey agreed to pay certain fees to Bear Stearns, $7,000,000 of which are currently due and owing (such $7,000,000 in currently due and owing fees being hereinafter referred to as the "Learning Company Fees"); and

                    WHEREAS, pursuant to a separate letter agree-ment, dated October 29, 1995, between SoftKey and Bear Stearns (the "MECC Agreement" and, together with the Learning Company Agreement, the "Fee Agreements"), SoftKey engaged Bear Stearns to provide investment bank-ing advice and financial advisory services to SoftKey in connection with SoftKey's acquisition of Minnesota Educa-tional Computing Corporation (MECC), a Minnesota corpora-tion, and, as compensation therefor, SoftKey agreed to pay certain fees to Bear Stearns, $2,500,000 of which are currently due and owing (such $2,500,000 in currently due and owing fees being hereinafter referred to as the "MECC Fees"); and

                    WHEREAS, pursuant to the Fee Agreements, SoftKey currently owes Bear Stearns $616,394.17 in rea-sonable out-of-pocket fees, expenses and costs (such $616,394.17 in fees, expenses and costs being hereinafter referred to as the "Reimbursement Fees" and, together with the Learning Company Fees and the MECC Fees, the "Fees"); and

                    WHEREAS, SoftKey and Bear Stearns now desire to set forth certain terms and provisions with respect to the payment by SoftKey of the Fees;

                    NOW, THEREFORE, in consideration of the forego-ing and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowl-edged), the parties hereto hereby agree as follows:

                    1.     Payment of the Fees.  Notwithstanding
          anything to the contrary in either of the Fee Agreements with respect to the form and timing of payment of the Fees, SoftKey's obligations to pay the Fees shall be satisfied in full by SoftKey's compliance with the terms and provisions of this Adjustment Agreement. In addi-tion, SoftKey shall pay Bear Stearns $15,000 in excess of the Reimbursement Fees toward fees, expenses and sales commissions incurred by Bear Stearns in connection with the transactions contemplated by this Adjustment Agree-ment (the "Adjustment Fees"). The Fees and the Adjust-ment Fees are collectively referred to herein as the "Outstanding Fees." Under no circumstances will SoftKey be obligated to pay Bear Stearns any fees, expenses and costs in excess of the Outstanding Fees, except as pro-vided in Sections 8 and 9 of this Adjustment Agreement.

                    2.     Issuance of the Shares.  On the next
          business day after the date hereof, SoftKey is issuing to Bear Stearns 500,000 shares of SoftKey's Common Stock, par value $.01 per share collectively, the "Shares").

                    3.     Sale of the Shares.

                         a.    Bear Stearns shall use all reason-
          able efforts to sell all of the Shares during the period commencing on the next business day after the date hereof and ending on the twentieth Trading Day (as defined below) after such date (the "Selling Period") ; provided, however, that if Bear Stearns is suspended from trading in the Shares pursuant to Section 5(d)(ii) hereof during the Selling Period, the Selling Period shall be length-
          ened by an equal period of time.   For purposes of this
          Adjustment Agreement, "Trading Day" means a day on which the Nasdaq National Market is open for the purpose of quoting transactions in securities.

                         b.   In the event that, using all reason-
          able efforts, Bear Stearns does not sell all of the Shares during the Selling Period, Bear Stearns may there-after continue to sell any Shares remaining unsold at the end of the Selling Period for its own account in accor-dance with the terms of this Adjustment Agreement.

                         c.   Bear Stearns shall sell no more than
          75,000 Shares in any single Trading Day during or after the Selling Period without SoftKey's prior consent, no sale of Shares shall have a settlement date more than three business days after the date on which such sale was effected, and all sales of Shares shall be effected at a price equal to or in excess of the prevailing market price per Share at the time of sale, as determined by reference to then current quotations on the Nasdaq Na-tional Market, unless SoftKey gives prior consent to a sale of Shares at a lower price. Bear Stearns shall maintain records of each sale of Shares and the amount of gross proceeds received therefrom, and a true and correct copy of each such record shall be sent or delivered to SoftKey by facsimile or overnight courier as soon as practicable after the subject sale.

                    4. Disposition of the Sales Proceeds. Upon the later to occur of the last Trading Day in the Selling Period or the settlement date for the last sale of the Shares by Bear Stearns during the Selling Period (such later date being hereinafter referred to as the "Expira-tion Date"), Bear Stearns shall be entitled to retain that portion of the Sales Proceeds (as defined below) equal to the Outstanding Fees. In the event that the Sales Proceeds exceed the Outstanding Fees, Bear Stearns shall remit such excess amount to SoftKey in cash by wire transfer in same-day funds to one or more accounts desig-nated by SoftKey on the next business day after the Expiration Date. In the event that the Outstanding Fees exceed the Sales Proceeds, SoftKey shall pay such excess amount to Bear Stearns in cash by wire transfer in same-day funds to one or more accounts designated by Bear Stearns on the next business day after the Expiration Date. For purposes of this Adjustment Agreement, "Sales Proceeds" means (a) if Bear Stearns sells all of the Shares during the Selling Period, the amount of the gross proceeds of such sales or (b) if Bear Stearns, using all reasonable efforts, does not sell all of the Shares during the Selling Period, the sum of (i) the gross proceeds of the sales of Shares occurring during the Selling Period and (ii) the product of (A) the volume-weighted average of the per share closing prices of the Common Stock as quoted on the Nasdaq National Market for each Trading Day in the Selling Period and (B) the number of Shares remaining unsold at the end of the Selling Period.

                    5.     Representations, Warranties and Cove-
          nants of SoftKey. SoftKey represents and warrants to and covenants with Bear Stearns as follows:

                         a.   A registration statement on Form S-3
          with respect to the Shares, including any amendment or amendments thereto, has (i) been prepared by SoftKey in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission
          (the "Commission") thereunder (the "Regulations"),
          (ii) been filed with the Commission under the Securities
          Act and (iii) become effective under the Securities Act on the next business day after the date hereof (the "Effective Date"). Such registration statement, as so amended, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the Effective Date, is herein called the "Registration Statement," and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or in the form filed as part of the Registration Statement at the Effective Date, if no Rule 424(b) filing is required, is herein called the "Prospectus." Any reference herein to the Registra-tion Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended
          (the "Exchange Act"), on or before the Effective Date or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include
          (x) the filing of any document under the Exchange Act after the Effective Date or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (y) any such document so filed.

                         b.   At the Effective Date or the time
          effectiveness of any post-effective amendment to the Registration Statement, at the time the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations (if a Rule 424(b) filing is required), at the time any supplement to or amendment of the Pro-spectus is filed with the Commission and at the time any document filed under the Exchange Act is filed, the Registration Statement and the Prospectus and any amend-ments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act and the Regulations or the Exchange Act and the respective rules and regulations thereunder and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in the light of the circumstances under which they were made, not mis-leading.

                         c.   All of the outstanding shares of
          Common Stock are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares, when issued and delivered in accor-dance with this Adjustment Agreement, will be duly and validly issued and outstanding, fully paid and nonassess-able and will not have been issued in violation of or be subject to any preemptive rights.

                         d.   If at any time when a prospectus
          relating to the Shares is required to be delivered under the Securities Act any event shall occur as a result of which the Prospectus as then amended or supplemented, in the judgment of Bear Stearns or SoftKey, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Securities Act or the Regulations, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, (i) the Company will notify Bear Stearns promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to Bear Stearns) which will cor-rect such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effec-tive by the Commission as soon as possible and (ii) Bear Stearns shall suspend trading in the Shares until (A) such amendment or supplement to the Prospectus has been filed or (B) any amendment to the Registration Statement has been declared effective by the Commission.

                         e.   SoftKey is providing Bear Stearns
          with conformed copies of the Registration Statement and copies of the Prospectus.

                    6.     Representations, Warranties and Cove-
          nants of Bear Stearns. Bear Stearns represents and warrants to and covenants with SoftKey as follows:

                         a.   Bear Stearns acknowledges that it has
          reviewed certain publicly available materials related to SoftKey, including reports, proxy statements and other information filed by SoftKey with the Commission in compliance with the reporting requirements of the Ex-change Act and has been afforded the opportunity to ask such questions of representatives of SoftKey and receive answers thereto, as Bear Stearns deems necessary in connection with its decision to acquire the Shares pursu-ant to this Adjustment Agreement.

                    7.     Conditions to Bear Stearns's Obliga-
          tions. The obligations of Bear Stearns hereunder are subject to the accuracy, when made on the date hereof, of the representations and warranties of SoftKey contained herein, to the performance by SoftKey of its obligations hereunder and to the receipt by Bear Stearns of an opin-ion of Neal S. Winneg, Esq., General Counsel of SoftKey, addressed to Bear Stearns, dated the Effective Date, and in form and substance satisfactory to Bear Stearns to the effect that:

                         a.   all of the outstanding shares of
          Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights;

                         b.   the issuance of the Shares has been
          duly authorized by requisite corporate action and, when issued and delivered by SoftKey in accordance with this Adjustment Agreement, the Shares will be validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights;

                         c.   the Registration Statement, at the
          Effective Date, and the Prospectus, at its date, and any amendments thereof or supplements thereto, at their respective dates (other than financial statements and schedules and other financial and statistical data in-cluded or incorporated by reference therein, as to which no opinion need be rendered), appeared to be appropriate-ly responsive in all material respects to the require-ments of the Securities Act and the Regulations and he has no reason to believe that the Registration Statement, at the Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                         d.   each of the documents filed under the
          Exchange Act and incorporated by reference in the Regis-tration Statement, the Prospectus or any amendment there-of or supplement thereto (other than the financial state-ments and schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered), at the time it was filed with the Commission, appeared to be appropriately responsive in all material respects to the requirements of the Exchange Act and he has no reason to believe that any of such documents, when such documents were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circum-stances under which they were made when such documents were so filed, not misleading.

                    8.     Indemnification.

                         a.   SoftKey agrees to indemnify and hold
          harmless Bear Stearns and each person (each, a "Bear Stearns Controlling Person"), if any, who controls Bear Stearns within the meaning of Section 15 of the Securi-ties Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limit-ed to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that SoftKey shall not be liable to Bear Stearns or any Bear Stearns Controlling Person for any such losses, liabilities, claims, damages or expenses which arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission con-tained or made in the Registration Statement or the Prospectus or any amendment thereof or Supplement thereto in reliance upon and in conformity with information furnished to SoftKey by Bear Stearns. SoftKey and Bear Stearns hereby agree that the information set forth in the first sentence of the second paragraph and the third sentence of the third paragraph under the caption "Plan of Distribution--Bear Stearns" in the Prospectus is the only information supplied to SoftKey by Bear Stearns for use in connection with the preparation of the Registra-tion Statement and the Prospectus. This indemnity agree-ment will be in addition to any liability which SoftKey may otherwise have, including under this Adjustment Agreement. Bear Stearns agrees to indemnify and hold harmless SoftKey and each person (each, a "SoftKey Con-trolling Person" and, together with any Bear Stearns Controlling Person, "Controlling Persons"), if any, who controls SoftKey within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of SoftKey who signed the Registration Statement and each director of SoftKey against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investi-gating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or liti-gation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect there-of) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or the Prospectus, or in any supple-ment thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as such losses, liabilities, claims, damages or expenses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission contained or made in the Registration Statement or the Prospectus or any amendment thereof or Supplement thereto in reliance upon and in conformity with information furnished to SoftKey by Bear Stearns. This indemnity agreement will be in addition to any liability which Bear Stearns may otherwise have, includ-ing under this Adjustment Agreement.

                         b.   Promptly after receipt by any indem-
          nified party under subsection a. above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8).
          In case any such action is brought against any indemni-fied party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such coun-sel shall have been authorized in writing by the indemni-fying party in connection with the defense of such ac-tion, (ii) the indemnifying party shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defens-es available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party. Anything in this subsection to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

                    9. Contribution. In order to provide for contribution in circumstances in which the indemnifica-tion provided for in Section 8 hereof is for any reason held to be unavailable from the indemnifying party or is insufficient to hold harmless a party indemnified there-under, SoftKey and Bear Stearns shall contribute to the aggregate losses, claims, damages, liabilities and ex-penses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the indemnified party from persons, other than the indemnifying party, who may also be liable for contribution, including Controlling Persons of the indem-nified party and, if SoftKey is the indemnified party, officers of SoftKey who signed the Registration Statement and directors of SoftKey) as incurred to which SoftKey and Bear Stearns may be subject, in such proportions as is appropriate to reflect the relative benefits received by SoftKey and Bear Stearns from the sale of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of SoftKey and Bear Stearns in connection with the statements or omissions which resulted in such losses, claims, damages, liabili-ties or expenses, as well as any other relevant equitable considerations. The relative benefits received by SoftKey and Bear Stearns shall be deemed to be in the same proportion as (x) the Sales Proceeds are to (y) the aggregate gross proceeds received by Bear Stearns of sales of the Shares occurring after the Selling Period, if any, less an amount equal to the product, if any, calculated under Section 4(b)(ii) hereof. The relative fault of SoftKey and of Bear Stearns shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by SoftKey or Bear Stearns and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. SoftKey and Bear Stearns agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of alloca-tion which does not take account of the equitable consid-erations referred to above. Notwithstanding the provi-sions of this Section 9, Bear Stearns shall not be re-quired to contribute any amount in excess of the amount by which the Sales Proceeds exceed the amount of any damages that Bear Stearns has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
          Section 9, each Bear Stearns Controlling Person shall have the same rights to contribution as Bear Stearns, and each SoftKey Controlling Person, each officer of SoftKey who signed the Registration Statement and each director of SoftKey shall have the same rights to contribution as SoftKey. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party, notify each party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation it may have under this Section 9 or otherwise. No party shall be liable for contribu-tion with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

                    10.    Entire Agreement.  This Adjustment
          Agreement and the Fee Agreements (to the extent not inconsistent herewith) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior written agreements and negotiations and oral understandings, if any, with respect thereto. This Adjustment Agreement may not be amended or supplemented except by an instrument in writ-ing signed by each of the parties hereto.

                    11.    Notices.  All notices, requests and
          other communications hereunder shall be in writing and delivered in person or by registered or certified mail (postage prepaid, return receipt requested), overnight courier or facsimile, addressed as follows:

                    If to SoftKey, to

                    SoftKey International Inc.
                    One Athenaeum Street
                    Cambridge, Massachusetts  02142
                    Telephone:  (617) 494-1200
                    Facsimile:  (617) 494-1219
                    Attn: Neal S. Winneg, Esq.

                    With a copy to:

                    Skadden, Arps, Slate, Meagher & Flom
                    One Beacon Street
                    Boston, Massachusetts  02108
                    Telephone:  (617) 573-4800
                    Facsimile:  (617) 573-4822
                    Attn: Louis A. Goodman, Esq.

                    If to Bear Stearns, to:

                    Bear, Stearns & Co. Inc.
                    245 Park Avenue
                    New York, New York  10167
                    Telephone: (212) 272-3331
                    Facsimile:  (212) 272-4041
                    Attn: Michael J. Urfirer

                    With a copy to:

                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, New York  10017
                    Telephone:  (212) 455-2000
                    Facsimile:  (212) 455-2502
                    Attn:  Andrew R. Keller, Esq.

          The address of a party, for the purposes of this Section 11, may be changed by giving written notice to the other party of such change in the manner provided herein for giving notice. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after mailing, if sent by registered or certified mail; the next business day after timely delivery to the courier, if sent by overnight courier; and when receipt is acknowledged, if sent by facsimile transmission (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                    12.    Governing Law.  This Adjustment Agree-
          ment shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law principles thereof.


                    IN WITNESS WHEREOF, the undersigned have duly executed this Adjustment Agreement as of the date first set forth above.

                                        SOFTKEY INTERNATIONAL INC.

                                        By /s/ R. Scott Murray
                                           ________________________
                                          Name:  R. Scott Murray
                                          Title: Chief Financial Officer

                                        BEAR, STEARNS & CO. INC.

                                        By /s/ Michael J. Urfirer
                                           ___________________________
                                          Name:  Michael J. Urfirer
                                          Title: Senior Managing Director